Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in this Registration Statement on Form F-3/A of our report dated October 23, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of Mobile-health Network Solutions and Its Subsidiaries for the year ended June 30, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ JWF Assurance PAC

JWF Assurance PAC

Singapore

August 26 2025